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                                                                   EXHIBIT 10.17

                           FINET HOLDINGS CORPORATION
                          3021 Citrus Circle, Suite 150
                             Walnut Creek, CA 94598


                                February 3, 1999



Mr. Jan C. Hoeffel
272 Candice Court
Arroyo Grande, California 93420

Dear Jan:

     This will confirm the following agreements between you and Finet Holdings Corporation (the "Company") regarding the termination of your employment by the Company, as authorized by the Compensation Committee and agreed to by you today. This letter agreement ("Agreement") is deemed to amend and supersede all employment agreements and understandings between you and the Company, except as otherwise specifically provided herein.

     1. Your employment with the Company and each of its shareholders, and all obligations of the Company pursuant to the Employment and Compensation Agreement dated October 2, 1998 between you and the Company will terminate as of February 28, 1999 ("Termination Date"), and, as of that Date, your employment and all positions and assignments, duties, responsibilities and authorities with the Company (except as a member of the Board of Directors as set forth below), will
terminate.   Your current salary will continue through the Termination Date.

     2. On and after the Termination Date, you will continue to serve as a member of the Company's Board of Directors until the next meeting of shareholders at which directors are elected, at which time you will resign from the Board and/or decline to stand for reelection. So long as you serve as a director of the Company, you will continue to be provided a leased 1995 Mercedes-Benz automobile, for which the Company will continue to pay the lease payments. You will pay and be responsible for all expenses associated with the use and operation of the vehicle, other than the lease payments. At the end of your term as a director, you may purchase the vehicle pursuant to the existing purchase option regarding that vehicle, or return it to the Company.

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     3.   After the Termination Date, you will be eligible to continue your current health coverage under the Company's group health plan, as it may be modified from time to time, pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"). The Company will send you, under separate cover, materials regarding this coverage and your rights and options under it.

     4. You and the Company agree that you shall have no further anti-dilution rights pursuant to the understanding between you and the Company as reflected in the Unanimous Written Consent of the Company's Board of Directors dated January 30, 1996, that any and all anti-dilution rights you may have or claim under such understanding are being satisfied in full by the execution, delivery and performance of this agreement by the Company, and further, that such understanding is hereby terminated. You represent and warrant that you hold no other anti-dilution rights regarding any Company securities, either directly or indirectly, other than those possessed generally by employees of the Company pursuant to the Company's standard stock option agreements.

     5. Effective upon the later of the expiration of the revocation period as provided below in Section 10 ("Effective Date") and your surrender to the Company of Warrant No. 98-9 evidencing your right to purchase 300,000 shares of the Company's common stock, and further, in full satisfaction of any and all claims you may have against the Company, including but not limited to claims for accrued but unpaid salary for prior periods, vacation pay and severance pay, the Company will issue to you 300,000 shares of common stock ("Shares"). The Shares will be included in the Company's next registration of common stock following the Effective Date. In connection with the issuance and delivery of the Shares, you represent and warrant to the Company that you are acquiring the Shares for your own account, for investment and without any present intention to engage in a distribution thereof. You understand that the certificates evidencing the Shares will bear a legend substantially as follows:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

     6. To the extent that you hold stock options previously granted to you by the Company, your rights regarding those stock options will be determined by their existing terms and conditions, and are not intended to be affected or otherwise modified by this Agreement.


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     7.   In additional to any and all other acknowledgments contained herein, you specifically acknowledge that, as of the Termination Date and except as otherwise provided herein, you have received all salary, bonus, vacation, commission, compensation time, or other payments to which you are or may be entitled and that you accrue no other benefits or entitlements on or after the Termination Date except as provided in this Agreement.

     8. On or before the Termination Date, you will return all items of Company property you have or over which you had control, including but not limited to any equipment belonging to the Company, all code and computer programs and information of whatever nature, as well as any other materials, documents or information, including but not limited to confidential information in your possession or control, and that you will retain no copies thereof, provided however that for so long as you continue as a director of the Company, you may retain and receive financial and other information relating to the Company as may be needed for you to properly discharge your duties as a director.

     9. (a) In consideration of the promises and undertakings contained herein, you, on behalf of yourself, your marital community, heirs, executors, administrators and assigns (herein collectively "You") hereby release in full and forever discharge and acquit the Company, including any and all of its related and affiliated entities, employees, agents, attorneys, shareholders, officers and/or directors of any of them (hereinafter collectively "Associated Persons") from any all claims, causes of action, liabilities, demands, damages, penalties, debts, obligations, actions and causes of action ("Claims") whether now known or unknown, arising on or before the date hereof and arising out of or relating to your employment with the Company or termination therefrom, EXCEPT that (i) you will retain all benefits, if any, which shall have vested as of the Termination Date under the Company's 401(k) Plan and will be entitled to receive such vested benefits under the terms of the Plan; and further that (ii) you are not releasing, discharging or acquitting the Company from any Claims arising under the express terms of this Agreement. This release of claims specifically refers to and includes rights or claims arising under the federal Age Discrimination Employment Act and any applicable provision of state law.

          (B) Without limiting the generality of the foregoing, the Claims released herein include any Claims arising out of, based upon or in any way related to (i) any prior employment agreements, incentive agreements or benefits or retirement plans; (ii) any property, contract or tort claims, including wrongful discharge, breach of employment contract, breach of the covenant of good faith and fair dealing, retaliation, intentional or negligent infliction of emotional distress, tortious interference with existing or prospective economic advantage, negligence, misrepresentation, breach of privacy, defamation, loss of consortium, breach of fiduciary duty, violation of public policy or any other common law claim of any kind; (iii) any violation or alleged violation of Title VII


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of the Civil Rights Act of 1964, as amended, the Age Discrimination in
Employment Act, as amended, the Older Workers Benefit Protection Act of 1990, the Equal Pay, as amended, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Americans With Disabilities Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, the California Workers' Compensation Act, California Labor Code
Section 1102.5; (iv) any claims for severance pay, bonus, sick leave, vacation or holiday pay, life insurance, health, disability or medical insurance or any other fringe benefit; and (v) any claim relating to or arising under any other local, state or federal statute or regulation or principle of common law (whether in contract or in tort) governing the employment of individuals, discrimination in employment and/or the payment of wages or benefits.

     You understand that if any fact with respect to any matter covered by this Agreement is found to be other than, or different from the facts now believed by you to be true, you expressly accept and assume the risk of such possible difference in facts and agree that this Agreement shall be, and remain in full force and effect notwithstanding such difference in fact.

     You acknowledge and warrant that there are no claims or actions currently filed or pending relating to the subject matter of this Agreement.

     10. You have up to twenty-one (21) days to consider whether to sign this Agreement. If you sign it, you have the right to revoke the waiver and release of claims under the Age Discrimination in Employment Act ("ADEA") within seven
(7) days of signing this Agreement, and the ADEA waiver and release will not become effective or enforceable until the revocation period has expired. Further, by signing this Agreement, you acknowledge that in exchange for the release of claims, including the release under the ADEA, you will receive benefits and money you would not otherwise be entitled to receive. You are advised to consult an attorney before signing this Agreement. Should you exercise your right to revoke the ADEA waiver under the seven-day period, you will not receive the benefits described above in Section 5.

     11. The release set forth above is a general release and, except as expressly provided herein, is intended to encompass all known and unknown, foreseen and unforeseen claims which either party may have against the other, including all Associated Persons up to and including the date of this Agreement. It is further understood and agreed that you expressly waive all rights under
Section 1542 of the Civil Code of the State of California and any similar law of any state or territory of the United States. Said section provides as follows:


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               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     Please acknowledge your agreement with the foregoing by signing and return the enclosed copy of this letter.

                              Finet Holdings Corporation

                              By: /s/ S. Lewis Meyer
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                                   S. Lewis Meyer
                                   Chairman of the Compensation
                                   Committee and Board of Directors

Accepted and agreed to this 15th

day of February 1999:

   /s/ Jan C. Hoeffel
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       Jan C. Hoeffel


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